                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                        CHART HOUSE ACQUISITION, INC.,

                      DIAMOND JIM'S STEAK HOUSE, L.L.C.,

                                HOWARD LEVINE,

                                 RICHARD WOLF,

                                  MARC PACKER

                   AND, SOLELY FOR PURPOSES OF SECTION 8.16,

                         CHART HOUSE ENTERPRISES, INC.



                          DATED AS OF MARCH 17, 1999

                               TABLE OF CONTENTS

                                                                                                    Page
ARTICLE I -     PURCHASE AND SALE OF ASSETS........................................................   1
    1.1         Sale...............................................................................   1
                1.1.1   Included Assets............................................................   2
                1.1.2   Excluded Assets............................................................   3
    1.2         Purchase...........................................................................   4
    1.3         The Purchase Price.................................................................   4
                1.3.1   Purchase Price.............................................................   4
                1.3.2   Payment at Closing.........................................................   4
                1.3.3   Escrow.....................................................................   4
                1.3.4   Payment Following Closing..................................................   4
                1.3.5   Closing Statement; Physical Inventory......................................   5
                1.3.6   Allocation of Purchase Price...............................................   5
    1.4         Liabilities........................................................................   5
                1.4.1   Assumption of Liabilities..................................................   5
                1.4.2   Excluded Liabilities.......................................................   6
    1.5         Prorations.........................................................................   8

ARTICLE II -    CLOSING ITEMS TO BE DELIVERED, THIRD PARTY CONSENTS AND FURTHER ASSURANCES.........   8
    2.1         Closing............................................................................   8
    2.2         Items to be Delivered at Closing...................................................   9
    2.3         Third Party Consents...............................................................  10
    2.4         Further Assurances.................................................................  11

ARTICLE III -   REPRESENTATIONS AND WARRANTIES.....................................................  11
    3.1         Representations and Warranties of Seller and the Managing Members..................  11
                3.1.1   Limited Liability Company Existence; Membership Interests..................  11
                3.1.2   Power; Authorization; Enforceable Obligations..............................  11
                3.1.3   No Interest in Other Entities..............................................  12
                3.1.4   Validity of Contemplated Transactions, Etc.................................  12
                3.1.5   Financial Statements.......................................................  12
                3.1.6   Absence of Undisclosed Liabilities.........................................  13
                3.1.7   Tax and Other Returns and Reports..........................................  13
                3.1.8   Existing Condition.........................................................  14
                3.1.9   Title to Properties........................................................  15
                3.1.10  Ownership of Tangible Assets...............................................  15
                3.1.11  Compliance with Law; Authorizations........................................  15
                3.1.12  Litigation.................................................................  16
                3.1.13  Insurance..................................................................  16
                3.1.14  Contracts and Commitments..................................................  16
                3.1.15  Additional Information.....................................................  18

                3.1.16  Labor Matters..............................................................  18
                3.1.17  Employee Benefit Plans and Arrangements....................................  18
                3.1.18  Intellectual Property Matters..............................................  19
                3.1.19  Environmental, Safety and Health Matters...................................  19
                3.1.20  Real Property..............................................................  20
                3.1.21  Conditions Affecting Seller................................................  21
                3.1.22  Completeness of Disclosure.................................................  21
    3.2         Representations and Warranties of Purchaser and Parent.............................  21
                3.2.1   Corporate Existence........................................................  21
                3.2.2   Corporate Power; Authorization; Enforceable Obligations....................  21
                3.2.3   Validity of Contemplated Transactions, Etc.................................  21
                3.2.4   Funding....................................................................  22
                3.2.5   Union/Labor Matters........................................................  22
    3.3         Survival of Representations and Warranties and Other Obligations...................  22

ARTICLE IV -    AGREEMENTS PENDING CLOSING.........................................................  23
    4.1         Agreements of Seller and the Managing Members Pending the Closing..................  23
                4.1.1   Business in the Ordinary Course............................................  23
                4.1.2   Existing Condition.........................................................  23
                4.1.3   Employees and Business Relations...........................................  23
                4.1.4   Maintenance of Insurance...................................................  24
                4.1.5   Compliance with Laws, etc..................................................  24
                4.1.6   Update Schedules...........................................................  24
                4.1.7   Conduct of Business........................................................  24
                4.1.8   Access.....................................................................  24
                4.1.9   Material Change............................................................  25
                4.1.10  Agreements.................................................................  25
                4.1.11  Non-Disturbance............................................................  25
    4.2         Agreements of Purchaser Pending the Closing........................................  25
    4.3         Casualty...........................................................................  25

ARTICLE V -     CONDITIONS PRECEDENT TO THE CLOSING................................................  25
    5.1         Conditions Precedent to Purchaser's Obligations....................................  25
                5.1.1   Representations and Warranties True as of the Closing Date.................  26
                5.1.2   Compliance with this Agreement.............................................  26
                5.1.3   No Injunctions or Restraints...............................................  26
                5.1.4   Consents and Approvals.....................................................  26
                5.1.5   Termination of Employees...................................................  26
                5.1.6   Material Adverse Change....................................................  26
                5.1.7   Liquor and Tobacco Licenses................................................  26
                5.1.8   Consent and Estoppel.......................................................  27
                5.1.9   Audited Financial Statements...............................................  27
                5.1.10  Escrow Agreement...........................................................  27
                5.1.11  Condition of Property......................................................  27

    5.2         Conditions Precedent to the Obligations of Seller and the
                Managing Members...................................................................  27
                5.2.1   Representations and Warranties True as of the Closing Date.................  27
                5.2.2   Compliance with this Agreement.............................................  27
                5.2.3   No Injunctions or Restraints...............................................  28
                5.2.4   Consents and Approvals.....................................................  28
                5.2.5   Escrow Agreement...........................................................  28

ARTICLE VI -    INDEMNIFICATION....................................................................  28
    6.1         Indemnification by Seller and the Managing Members.................................  28
    6.2         Indemnification by Purchaser.......................................................  29
    6.3         Indemnification Procedures.........................................................  29
    6.4         Limits on Indemnification..........................................................  31
    6.5         Compliance with Bulk Sales Laws....................................................  32
    6.6         Reduction of Losses................................................................  32
    6.7         Subrogation........................................................................  32
    6.8         Punitive, Consequential and Exemplary Damages......................................  32
    6.9         Exclusivity........................................................................  32

ARTICLE VII -   ADDITIONAL AGREEMENTS..............................................................  33
    7.1         Employee Benefits..................................................................  33
    7.2         Employment of Former Employees.....................................................  33
    7.3         Discharge of Business Obligations..................................................  33
    7.4         Maintenance of Books and Records...................................................  33
    7.5         Payments Received..................................................................  34
    7.6         Use of Name........................................................................  34
    7.7         Publicity..........................................................................  34
    7.8         Covenant Not to Compete............................................................  34
    7.9         Labor Claims.......................................................................  36

ARTICLE VIII -  MISCELLANEOUS......................................................................  36
     8.1        Termination........................................................................  36
     8.2        Brokers' and Finders' Fees.........................................................  37
     8.3        Sales, Transfer and Documentary Taxes, etc.........................................  37
     8.4        Expenses...........................................................................  38
     8.5        Contents of Agreement; Amendments..................................................  38
     8.6        Assignment and Binding Effect......................................................  38
     8.7        Waiver.............................................................................  38
     8.8        Notices............................................................................  38
     8.9        Governing Law......................................................................  39
     8.10       No Benefit to Others...............................................................  39
     8.11       Headings, Gender and "Person"......................................................  39
     8.12       Schedules and Exhibits.............................................................  40
     8.13       Severability.......................................................................  40

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
     8.14       Counterparts; Facsimile Signatures.................................................  40
     8.15       Managing Member Guarantee..........................................................  40
     8.16       Parent Guarantee...................................................................  40
     8.17       No Strict Construction.............................................................  41
     8.18       Jurisdiction and Service of Process................................................  41
     8.19       Trial..............................................................................  41
     8.20       Knowledge..........................................................................  42

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement"), is made and entered into as of this 17/th/ day of March 1999, by and among Chart House Acquisition, Inc., a Delaware corporation ("Purchaser"), Diamond Jim's Steak House, L.L.C., a New York limited liability company ("Seller"), Howard Levine, Richard Wolf and Marc Packer, the managing members of Seller (collectively, the "Managing Members"), and solely for purposes of Section 8.16 hereof, Chart House Enterprises, Inc., a Delaware corporation ("Parent").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller has been and is engaged in the business of operating a restaurant called Angelo and Maxie's, located at 233 Park Avenue South, New York, New York (such business being referred to herein as the "Business" and such location being referred to herein as the "Premises");

     WHEREAS, Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser, the Business and all of the assets of Seller, except for certain Excluded Assets (as hereinafter defined), all upon and subject to the terms and conditions hereinafter set forth; and

     WHEREAS, the Managing Members own approximately 53% of the outstanding ownership interests in and are the sole managing members of Seller and will receive substantial benefit as a result of the performance by Purchaser of its obligations under this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

     1.1   Sale.  At the Closing (as hereinafter defined) hereunder, and except
           ----
as otherwise specifically provided in this Section 1.1, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser or its designee, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to (a) the Business as a going concern, (b) the names "Angelo and Maxie's" and "Angelo and Maxie's Steakhouse" and all variations thereof and all goodwill associated therewith, and (c) all of the assets, properties and rights of Seller (except for the Excluded Assets), including those assets, properties and rights constituting the Business or used therein, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated (which Business, names, goodwill, assets, properties and rights, other than the Excluded Assets, are herein sometimes called the "Assets"), in all cases free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever other than the liens set forth on Schedule 1.1 hereto (such liens being the "Permitted Liens").

          1.1.1  Included Assets.  The Assets shall include, without limitation,
                 ---------------
the following assets, properties and rights of Seller used in the conduct of, or generated by or constituting, the Business, except as otherwise expressly set forth in Section 1.1.2 hereof:

          (a) all appliances, kitchen equipment, office equipment and other equipment, tools, spare parts, vehicles, signage, decor items, furniture, furnishings, leasehold improvements, dinnerware, glassware, flatware, linens and other tangible personal property;

          (b)    all prepaid expenses and similar items;

          (c) all food and beverages, including all wine and other liquor and whether opened or unopened, cigars, all other raw materials and ingredients, packing materials and all other inventories, including any unused glassware, flatware, linens and similar items in boxes (together, the "Inventory") and all office and other supplies;

          (d) all rights of Seller under any written or oral contract, agreement, lease, including the Lease (as hereinafter defined), instrument, license agreement or other agreement (the "Contracts") relating to the Business (all such Contracts, including, without limitation, the Material Contracts (as hereinafter defined), but excluding the Excluded Contracts (as hereinafter defined) and the matters listed on SCHEDULE 3.1.17, being the "Assigned Contracts");

          (e) All transferable governmental licenses, registrations, certificates of occupancy or other permits or approvals of any nature, but not including any liquor license or tobacco permit ("Permits");

          (f) all rights under any trademark, service mark, trade dress, trade name, copyright or slogan, whether registered or unregistered, and any similar or equivalent rights to the foregoing anywhere in the world, and any applications therefor including, without limitation, those items set forth on SCHEDULE 3.1.18 hereto;

          (g) all technologies, methods, data bases, trade secrets, know-how, manufacturing and other processes, inventions, formulae, recipes, process sheets and mixing instructions and other intellectual property used or usable in the Business or under development;

          (h) all computer hardware, software (including documentation and related object and source codes), software licenses and peripherals;

          (i) all rights or choses in action arising out of occurrences before or after the Closing including, without limitation all rights under express or implied warranties relating to the Assets;

          (j) all right, title and interest, if any, of Seller in artwork held on consignment at the Business;

          (k) all information, files, records, data, plans and recorded knowledge, including customer, "VIP" and supplier lists, related to the foregoing and all other books and records of Seller relating to the Business;

          (l) all rights to any current or planned web site of Seller, including all information contained or to be contained therein, and all uniform resource locators (e-mail addresses) related thereto;

          (m) all sales, marketing, advertising and promotional materials and plans and all business plans relating to the Business;

          (n)    all telephone numbers and telephone listings of Seller; and

          (o)    all goodwill of the Business.

          1.1.2  Excluded Assets.  Notwithstanding the foregoing, the Assets
                 ---------------
shall not include any of the following (the "Excluded Assets"):

          (a) the limited liability company seal, articles of organization, operating agreement of Seller (the "Operating Agreement"), minute books, tax returns, books of account or other records having to do with the organization of Seller;

          (b) the rights which accrue or will accrue to Seller under this Agreement;

          (c)    any bank accounts or lock boxes of Seller;

          (d) any cash or cash equivalents (including marketable securities and short-term investments) and other securities held by Seller;

          (e) all unbilled costs and fees, accounts, notes, credit card receivables or other receivables;

          (f)    all insurance policies of Seller;

           (g)    the rights of Seller under the Contracts, if any, listed on
     SCHEDULE 1.1.2 (the "Excluded Contracts"); and

           (h)    the other assets, properties or rights, if any, set forth on
     SCHEDULE 1.1.2.

     1.2   Purchase.  At the Closing hereunder, Purchaser shall purchase the
           --------
Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller and the Managing Members contained herein, in exchange for the Purchase Price (as hereinafter defined). In addition, Purchaser shall assume at the Closing and agree to pay, discharge or perform, as appropriate, certain liabilities and obligations of Seller only to the extent and as provided in
Section 1.4 of this Agreement. Except as specifically provided in Section 1.4 hereof, Purchaser shall not assume and shall not be responsible for any liabilities or obligations of the Business or Seller.

      1.3  The Purchase Price.
           ------------------

           1.3.1  Purchase Price.  The Purchase Price shall be an amount equal
                  --------------
to:

           (a)    $11,800,000; plus
                               ----

           (b)    the Working Capital Amount; less
                                              ----

           (c) a $50,000 credit to Purchaser (subject to the last sentence of Section 7.9 hereof), in consideration for Purchaser's assumption of the Labor Claims (as hereinafter defined) pursuant to Section 1.4.1(c).

For purposes of this Agreement, the "Working Capital Amount" shall be equal to :
(A) the sum of Seller's net Inventory (measured at cost on a FIFO basis) and prepaid expenses, less (B) gift certificates payable, in each case, as
                  ----
determined in accordance with Section 1.3.5.

           1.3.2  Payment at Closing.  On the Closing Date, Purchaser shall
                  ------------------
pay to Seller the sum of $9,450,000 and the Working Capital Amount (the "Closing Payment") by wire transfer to such bank account as shall be designated in writing by Seller to Purchaser.

           1.3.3  Escrow.  On the Closing Date, Purchaser shall deliver
                  ------
$500,000 of the Purchase Price to an escrow agent reasonably acceptable to Purchaser and Seller (the "Escrow Agent") to be held and disposed of in accordance with the terms of an escrow agreement in form reasonably acceptable to Purchaser and Seller and containing substantive provisions substantially in the form of Exhibit A hereto (the "Escrow Agreement").

           1.3.4  Payment Following Closing.  The remaining $1,800,000 of the
                  -------------------------
Purchase Price (the "Deferred Payment") shall be payable to Seller, without notice or demand from Seller, in 36 monthly installments of $50,000, due and payable commencing on the first day of the month following the month in which the Closing occurs and continuing on the first day of each month thereafter for an additional 35 months. The obligation of Purchaser to pay the Deferred Payment in accordance with this Section 1.3.4 is unconditional and absolute and, without limiting the generality of the foregoing, shall not be discharged or otherwise affected by the existence of any claim, set-off or other rights which Purchaser may have at any time against Seller, any of the Managing Members or any other person, whether or not arising in connection therewith.

           1.3.5  Closing Statement; Physical Inventory.
                  -------------------------------------

           (a) On the day prior to the Closing Date, Seller shall submit to Purchaser a closing statement as of the Closing Date (the "Closing Statement") which shall identify by line item the prepaid expenses and gift certificates payable of the Business. Purchaser and Seller shall immediately seek in good faith to resolve any dispute regarding the Closing Statement.

           (b) Following the close of business on the day prior to the Closing Date, Purchaser shall perform a physical inventory, and Seller shall have the right to have one or more representatives present at all times during such physical inventory, and Seller and Purchaser shall together perform an Inventory valuation. Such physical inventory shall exclude all items of Inventory which are not of merchantable quality or are adulterated, contaminated or otherwise unusable in the ordinary course of Business. Purchaser and Seller shall immediately seek in good faith to resolve any dispute regarding the Inventory. All quantities and the value thereof, as agreed to in accordance with this Section 1.3.5(b), shall be conclusive and binding on all parties and no subsequent adjustments shall be made with respect to Inventory.

           1.3.6  Allocation of Purchase Price.  The Purchase Price, the
                  ----------------------------
liabilities assumed by Purchaser in accordance with Section 1.4 hereof and any non-recourse liabilities to which any Asset is subject, as finally determined, shall be allocated among the Assets acquired hereunder in accordance with the requirements of Section 1060 of the Internal Revenue Code, and in accordance with SCHEDULE 1.3.6 hereto. Seller, Purchaser and each of the Managing Members hereby covenant and agree not to take a position on any income tax return, before any governmental agency charged with the collection of an income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.3.6 or SCHEDULE 1.3.6.

     1.4   Liabilities.
           -----------

           1.4.1  Assumption of Liabilities.  At the Closing hereunder, subject
                  -------------------------
to Section 1.4.2 hereof, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, when due and payable and otherwise in accordance with the relevant governing agreements, the following liabilities and obligations of Seller (the "Assumed Liabilities"):

           (a) all gift certificates payable, but only if and to the extent that the same are reflected on the Closing Statement and remain unpaid and undischarged on the Closing Date;

           (b) all liabilities and obligations of Seller in respect of the Assigned Contracts which are listed on SCHEDULE 3.1.14 or are not required to be listed thereon; and

           (c) Losses (as hereinafter defined) arising or resulting from (i) those matters set forth in SCHEDULE 1.4.1(C) (the "Labor Claims") and (ii) those matters set forth in Schedule 3.1.16 (the "Labor Matters") (such Losses being referred to collectively herein as the "Labor Losses").

           1.4.2  Excluded Liabilities.  Other than the Assumed Liabilities,
                  --------------------
Purchaser shall not assume, pay, discharge, perform or in any way be responsible or liable for any liabilities or obligations of Seller, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured (the "Excluded Liabilities"). Without limiting the foregoing, none of the following liabilities or obligations of Seller shall constitute Assumed Liabilities, and all of the same shall constitute Excluded Liabilities:

           (a) all accounts payable, accrued payroll and other expenses, partners' distributions payable, sales tax payable and other accrued liabilities existing as of the Closing Date which under generally accepted accounting principles should have been accrued or reserved for as a liability or obligation, whether or not the same were accrued or reserved for as of the Closing Date;

           (b) liabilities or obligations arising out of any breach by Seller of any provision of any Contract including, without limitation, liabilities or obligations arising out of Seller's failure to perform any Contract in accordance with its terms prior to the Closing;

           (c) any "Indebtedness" of Seller, which for purposes of this Agreement shall mean and include (i) all obligations for borrowed money or other extensions of credit, whether or not secured, absolute or contingent, including, without limitation, matured or unmatured reimbursement obligations arising from letters of credit or guarantees issued for the account of or on behalf of Seller; (ii) all obligations representing the deferred purchase price of property, whether secured or unsecured, other than unsecured accounts payable arising in connection with the purchase of inventory on terms customary in the trade of such person to the extent the same are not overdue; (iii) all obligations evidenced by bonds, notes, debentures or other similar instruments; (iv) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by Seller whether or not the obligations secured thereby shall have been assumed; (v) all obligations as lessee under capital leases; (vi) all guarantees; and (vii) all obligations which are due and payable out of the proceeds of, or production from, property now or hereafter owned or acquired by Seller;

           (d) any general liability or similar claim for bodily injury, property damage or personal injury, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any services performed or food or beverages sold or otherwise provided by Seller on or prior to the Closing including, without limitation, any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income;

           (e) any federal, state or local income, sales, franchise, use, real property, personal property, payroll and employment or other tax (i) payable with respect to the business, assets, properties or operations of Seller or any of the Managing Members or any member of any affiliated group of which any of them is a member for any period prior to the Closing Date, or (ii) incident to or arising as a consequence of the negotiation or consummation by Seller or any of the Managing Members or any member of any affiliated group of which any of them is a member of this Agreement and the transactions contemplated hereby;

           (f) any liability or obligation under or in connection with any of the Excluded Assets;

           (g) subject to Section 1.4.1(c), any liability or obligation arising prior to or as a result of the Closing to any employees, agents or independent contractors of Seller, whether or not employed or engaged by Purchaser after the Closing including, without limitation, (i) any bonus or bonuses payable as the result of the consummation of the transactions contemplated hereby, or under any benefit arrangement with respect to any such employee, agent or independent contractor, or (ii) any employment related claim of any kind, or any similar charges or claims and any workers' compensation claims (the "Prior Claims");

           (h) any liability or obligation representing or arising out of any breach of any representation or warranty of Seller or any of the Managing Members contained in this Agreement;

           (i) subject to Section 1.4.1(c), any liability or obligation with respect to any suit, proceeding, arbitration, claim or counterclaim arising out of or based upon events or incidents occurring on or before the Closing Date;

           (j) any fines or penalties imposed for any actions taken or actions failed to be taken with respect to the Business prior to the Closing Date;

           (k) any liability or obligation arising out of any of the matters described in SCHEDULES 3.1.7 OR 3.1.12(B) OR (C); or

           (l) any liability or obligation of Seller or any of the Managing Members arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby including, without limitation, fees and expenses of counsel, accountants and other experts.

     1.5   Prorations.  On the Closing Date all obligations and liabilities
           ----------
listed below relating to the Business and/or Assets will be prorated as of the Closing Date, with Seller liable to Purchaser therefor to the extent such items relate to any time period up to and including the day prior to the Closing Date and Purchaser liable to Seller therefor to the extent such items relate to any time period commencing on or after the Closing Date: personal property, real estate, occupancy and water taxes, if any, on or with respect to the Business and/or Assets; rents, taxes and other items payable by Seller under any Assigned Contract; the amount of any license or registration fees with respect to any Permits which are being assigned or transferred hereunder; the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel; and any other items which are normally prorated in connection with similar transactions. Seller agrees to furnish Purchaser with such documents and other records as Purchaser reasonably requests in order for Purchaser to calculate all adjustments and prorations pursuant to this Section 1.5. The amount of such prorations owed by Purchaser or Seller pursuant to this Section 1.5 shall be paid to Purchaser by Seller or to Seller by Purchaser, as the case may be, on the Closing Date and shall be treated as an adjustment to the Purchase Price paid by Purchaser to Seller on the Closing Date. If current payments with respect to items to be prorated pursuant to this Section 1.5 are not ascertainable on the Closing Date, such payments shall be prorated on the basis of the most recently ascertainable bill therefor and shall be reprorated between Seller and Purchaser within 60 days after the Closing Date and a cash settlement shall be made promptly thereafter on an item by item basis. Notwithstanding anything in this Section 1.5 to the contrary, to the extent that there are any supplemental taxes assessed with respect to the Business and/or Assets relating to an event which occurred prior to the Closing Date, the portion of such taxes for periods up to the Closing Date shall be paid by Seller when due, notwithstanding the fact that such taxes are not assessed or known on the Closing Date.

                                  ARTICLE II

              CLOSING ITEMS TO BE DELIVERED, THIRD PARTY CONSENTS
                            AND FURTHER ASSURANCES

     2.1   Closing.  The closing (the "Closing") of the sale and purchase of the
           -------
Assets shall take place on April 13, 1999, or upon the later satisfaction or waiver of the conditions set forth in Article V of this Agreement, at the offices of Seller's counsel in New York, New York, or on such other date and at such other place as the parties may mutually agree. The date of the Closing is sometimes herein referred to as the "Closing Date."

     2.2   Items to be Delivered at Closing.  At the Closing and subject to the
           --------------------------------
terms and conditions herein contained:

           (a)  Seller shall deliver to Purchaser the following:

                (i)    a bill of sale in the form of Exhibit B; hereto, an
                                                     ---------
           assignment of United States Trademarks in the form of Exhibit C
                                                                 ---------
           hereto, an assignment in the form of Exhibit D hereto, an assignment
                                                ---------
           of the lease in respect of the Premises (the "Lease") in the form of Exhibit E hereto (the "Lease Assignment"), and such other documents
           ---------
           of conveyance and transfer as shall be necessary to transfer, assign to and vest in Purchaser all of Seller's right, title and interest in and to the Assets;

                (ii) an undertaking whereby Purchaser assumes and agrees to pay, discharge or perform, as appropriate, the Assumed Liabilities in the form of Exhibit F hereto (the "Assignment and Assumption
                       ---------
           Agreement");

                (iii) a counterpart original of the Escrow Agreement duly executed by Seller and the Managing Members;

                (iv) consulting and non-compete agreements, each in the form of Exhibit G hereto and duly executed by Marc Packer and Richard
              ---------
           Wolf, and a non-compete agreement, in the form of Exhibit H hereto
                                                             ---------
           and duly executed by Howard Levine;

                (v) a duly executed opinion of Duane, Morris & Heckscher LLP, counsel to Seller and the Managing Members, in the form of Exhibit I
                                                                      ---------
           hereto with only such changes as shall be in form and substance reasonably satisfactory to Purchaser and its counsel;

                (vi) a duly executed certificate of a Managing Member dated the Closing Date, certifying that the conditions specified in Sections
           5.1.1 and 5.1.2
           hereof have been fulfilled and that Seller has obtained all consents and approvals required with respect to it or the Business by Section
           5.1.4 hereof;

                (vii) a duly executed certificate of a Managing Member certifying (A) resolutions of the Managing Members of Seller approving this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the Managing Member signing on behalf of Seller), and (B) the articles of organization of Seller and the Operating Agreement, in each case as amended and restated;

                (viii) all of the computer programs and software, databases whether in the form of computer tapes or otherwise, related object and source codes in Seller's possession, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondence, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the Assets; and

                (ix) any and all UCC-3 termination statements or amendments or other documents needed to release or transfer any liens on, or other security interests in, the Assets, other than the Permitted Liens, including a UCC-3 termination statement signed on behalf of the lessor of the Premises releasing the Landlord's Lien (as hereinafter defined) provided that at least 5 days prior to Closing, Purchaser shall have provided said lessor with cash security in the amount required by Section 5 of the First Amendment to the Lease;

     and simultaneously with such delivery, Seller shall take all such steps as may be required to put Purchaser in actual possession and operating control of the Assets.

           (b)  Purchaser shall deliver to Seller the following:

                (i) the Closing Payment in accordance with Section 1.3.2 hereof;

                (ii)   a duly executed counterpart original of the Lease
           Assignment;

                (iii) a duly executed counterpart original of the Assignment and Assumption Agreement;

                (iv) a duly executed counterpart original of the Escrow Agreement, with the required payment thereunder made to the Escrow Agent;

                (v) a duly executed opinion of Seyfarth, Shaw, Fairweather & Geraldson, counsel to Purchaser and Parent, dated the Closing Date, in the form of Exhibit J hereto; and
                          ---------

                (vi) a duly executed certificate of an officer of Purchaser dated the Closing Date, certifying in such detail as Seller may reasonably request that the conditions specified in Sections 5.2.1 and 5.2.2 of this Agreement have been fulfilled.

     2.3   Third Party Consents.   To the extent that Seller's rights under any
           --------------------
Assigned Contract or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Asset, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Asset, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

     2.4   Further Assurances.  Seller and the Managing Members from time to
           ------------------
time after the Closing, at Purchaser's request and expense, but without further consideration, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1   Representations and Warranties of Seller and the Managing Members.
           -----------------------------------------------------------------
Seller and the Managing Members hereby jointly and severally represent and warrant to Purchaser as follows (provided that no Managing Member shall be deemed to make any representation with respect to any other Managing Member):

          3.1.1     Limited Liability Company Existence; Membership Interests.
                    ---------------------------------------------------------
Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has the limited liability company power and authority to carry on the Business as presently conducted and to own, operate and lease the Assets.

          3.1.2     Power; Authorization; Enforceable Obligations.  Each of
                    ---------------------------------------------
Seller and the Managing Members has the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller and the Managing Members have been duly authorized by all necessary limited liability company and member action, including, without limitation, the affirmative vote of all of the Managing Members, in accordance with the Operating Agreement and the Limited Liability Company Law of the State of New York. This Agreement has been, and the other agreements, documents and instruments executed and delivered by Seller or the Managing Members in connection herewith (the "Seller's Documents"), when executed and delivered at the Closing, will have been, duly executed and delivered on behalf of Seller and by the Managing Members, as applicable, and this Agreement constitutes, and the Seller's Documents, when so executed and delivered, will constitute, the legal, valid and binding obligations of such of Seller and the Managing Members as shall be a party thereto, enforceable against such party in accordance with their respective terms.

          3.1.3     No Interest in Other Entities.  No shares of any corporation
                    -----------------------------
or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, limited liability company, joint venture or other legal entity are included in the Assets. Seller has no subsidiaries.

          3.1.4     Validity of Contemplated Transactions, Etc.  The execution,
                    ------------------------------------------
delivery and performance of this Agreement by Seller and the Managing Members do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller or any of the Managing Members is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller or any of the Managing Members, (c) the organizational documents of Seller or any membership interests issued by Seller, or (d) except as set forth on Schedule
3.1.4 or Schedule 3.1.14, any Material Contract, or give any person the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller or any of the Managing Members thereunder (the consents listed on Schedules 3.1.4 and 3.1.14 being the "Required Consents"). Except as listed on SCHEDULE 3.1.11, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required by Seller or the Managing Members in connection with the execution, delivery or performance of this Agreement by Seller or any of the Managing Members (the consents listed on Schedule 3.1.11 being the "Governmental Consents").

          3.1.5     Financial Statements.  Seller has delivered to Purchaser
                    --------------------
true and complete copies of the balance sheets of Seller as of December 31, 1997 and 1998 and the related statements of income, retained earnings and cash flows for the fiscal years then ended, compiled by Arthur Yorkes & Company, certified public accountants, and Joel Popkin & Company, P.C., independent certified public accountants, respectively, all of which have been prepared in accordance with generally accepted accounting principles applicable to compiled financial statements. The balance sheets and related statements of income, retained earnings and cash flows referred to in the preceding sentence are attached hereto as SCHEDULE 3.1.5. Such balance sheets, including the related notes, are accurate and complete in all material respects and fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at the dates indicated in accordance with generally accepted accounting principles applicable to compiled financial statements and such statements of income, retained earnings and cash flows, including the related notes, are accurate and complete in all material respects and fairly present the results of operations, changes in retained earnings and cash flows of Seller for the periods indicated in accordance with generally accepted accounting principles applicable to compiled financial statements. References in this Agreement to the "Balance Sheet" shall mean the balance sheet of Seller as of December 31, 1998 referred to above; and references in this Agreement to the "Balance Sheet Date" shall be deemed to refer to December 31, 1998. There have been no material changes in Seller's accounting practices since January 1, 1997.

          3.1.6     Absence of Undisclosed Liabilities.  Purchaser shall have no
                    ----------------------------------
liabilities or obligations with respect to the Business or otherwise, either direct or indirect, matured or unmatured, or absolute or contingent, except:

          (a) liabilities in respect of gift certificates payable, to the extent that the same are reflected on the Closing Statement and remain unpaid and undischarged on the Closing Date;

          (b) those liabilities arising after the Closing Date under any Assigned Contract which is listed on SCHEDULE 3.1.14 or which is not required to be listed thereon; and

          (c)       the Labor Losses.

          3.1.7     Tax and Other Returns and Reports.  All federal, state,
                    ---------------------------------
local and foreign tax returns, reports, statements and other similar filings required to be filed by Seller (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the

"Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Seller for Taxes for the periods, property or events covered thereby. All Taxes, including, without limitation, those which are called for by the Tax Returns or which are heretofore or hereafter claimed to be due by any taxing authority from Seller, have been properly accrued or paid. Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending Tax examinations of or Tax claims asserted against Seller or any of its assets or properties. Seller has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no Tax liens on any of the assets or properties of Seller. To Seller's and each of the Managing Member's knowledge, there is no basis for any additional assessment of any Taxes. Seller has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes including, without limitation, the portion of such deposits relating to Taxes imposed upon Seller.

          3.1.8     Existing Condition.  Since December 31, 1998, except as set
                    ------------------
forth in SCHEDULE 3.1.8, Seller with respect to the Business has not:

          (a) incurred any actual or contingent liabilities included in the Assumed Liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge any liabilities, other than in the ordinary course of business consistent with past practice;

          (b) sold, encumbered, assigned or transferred any material assets or properties which would have been included in the Assets if the Closing had been held on the Balance Sheet Date or on any date since then, except for the sale of inventory in the ordinary course of business consistent with past practice;

          (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

          (d) made or suffered any material amendment to any Assigned Contract or termination of any material Contract to which it is a party or by which it is bound which, in the absence of termination, would have been an Assigned Contract, or canceled, modified or waived any substantial rights under any Assigned Contract, whether or not in the ordinary course of business;

          (e) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting the Business, or (ii) of any item or items carried on its books of account individually or in the aggregate at more than

     $12,000; or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

          (f) suffered any changes in its business, operations, assets, properties or condition (financial or otherwise) which have been either individually or in the aggregate materially adverse, excluding however (i) any decrease in revenues or increase in expenses on a month to month basis,
     (ii) any increase in rent in respect of the Premises requested by the lessor in accordance with the Lease, and (iii) any condition described in the Schedules to this Agreement, including, without limitation, SCHEDULE 3.1.16;

          (g) made any material change in the customary methods used in operating the Business (including its marketing, selling and pricing practices and policies);

          (h) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $12,000;

          (i) except as set forth in Schedule 3.1.15, increased the salaries or other compensation of, or made any advance or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled other than in the ordinary course of business;

          (j) changed any of the accounting principles followed by it or the methods of applying such principles;

          (k) entered into any material transaction other than in the ordinary course of business consistent with past practice; or

          (l) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.1.8.

          3.1.9     Title to Properties.  Seller has good title to all of the
                    -------------------
tangible properties and assets, real, personal and mixed, included in the Assets (other than artwork held on consignment), free and clear of all mortgages, liens, pledges, security interests, licenses, charges, claims, restrictions and other encumbrances other than the Permitted Liens and the security interest of the lessor of the Premises described in SCHEDULE 3.1.9 hereto (the "Landlord's Lien").

          3.1.10    Ownership of Tangible Assets.  No person other than Seller
                    ----------------------------
owns any equipment or other material tangible assets or properties situated on the Premises or used in the operation of the Business, except for items disclosed on SCHEDULE 3.1.10 and items leased pursuant to the Assigned Contracts.

          3.1.11    Compliance with Law; Authorizations.  Seller has complied in
                    -----------------------------------
all material respects with each, and is not in violation in any material respect of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which Seller's business, operations, assets or properties is subject ("Regulations"); provided that Seller does not make any representation or warranty, express or implied, in this Agreement or otherwise, with respect to any compliance or non-compliance of Seller with any Regulations relating to employment or employment practices, terms and conditions of employment or wages and hours, labor relations or immigration. Seller owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now conducted or for the ownership and use of the assets owned or used by Seller in the conduct of the Business, except for Authorizations the failure of which to have obtained would not have a material adverse effect on Seller, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described on SCHEDULE 3.1.11 hereto. Seller is not in default, nor has it received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees, except for Seller's liquor license and tobacco permit. None of such Authorizations, other than Seller's liquor license and tobacco permit, will be adversely affected by consummation of the transactions contemplated hereby. None of the Managing Members, nor any employee or former employee of Seller or any Affiliate (as hereinafter defined) of Seller or any of the Managing Members, or any other person, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Seller owns, possesses or uses in the operation of the Business of Seller as now or previously conducted, other than through such person's interest in Seller.

          3.1.12    Litigation.  Except as set forth on SCHEDULES 1.4.1(C),
                    ----------
3.1.12 and 3.1.16, no litigation, including any arbitration or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or threatened against Seller or which relates to the assets of Seller, the Business or the transactions contemplated by this Agreement and, to Seller's and each of the Managing Member's knowledge, there is no investigation pending or threatened against Seller, nor does Seller or any of the Managing Members know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could materially adversely affect the Assets, the Business or the transactions contemplated hereby. Seller is not a party to nor subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which could materially adversely affect Seller, the Assets, the Business or the transactions contemplated hereby. Seller has no liability arising out of any injury or loss to individuals or property in connection with the operation of the Business except for routine matters covered by insurance.

          3.1.13    Insurance.  The assets, properties and operations of Seller
                    ---------
are insured under various policies of general liability and other forms of insurance, all of which are in full force and effect in accordance with their terms. Such policies are in amounts which are adequate in relation to the business and assets of Seller and all premiums to date have been paid in full.

          3.1.14    Contracts and Commitments.  Except for matters listed on
                    -------------------------
SCHEDULE 3.1.17, the Excluded Contracts and the Contracts listed on SCHEDULE
3.1.14 hereto, Seller is not a party to any written or oral:

          (a) Contract with any present or former employee or consultant or for the employment or engagement of any person, including any consultant, who is engaged in the conduct of the Business;

          (b) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, which supplies, products or services are used in the conduct of the Business involving, with respect to any obligation continuing after the Closing, in any one case $12,000 or more;

          (c) Contract to sell or supply products or to perform services in connection with the Business involving, with respect to any obligation continuing after the Closing, in any one case $12,000 or more;

          (d)       Contract relating to the Business not otherwise listed on
     SCHEDULE 3.1.14 hereto, and continuing over a period of more than six months from the date hereof and exceeding $12,000 in value;

          (e) lease under which Seller is either lessor or lessee relating to the Assets or any property at which the Assets are located;

          (f) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other Contract for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business;

          (g) Contract for any charitable or political contribution relating to the Business;

          (h) commitment or agreement for any capital expenditure or leasehold improvement in excess of $12,000 relating to the Business;

          (i) Contract limiting or restraining Seller, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's or any of the Managing Member's knowledge, is any employee of Seller engaged in the conduct of the Business subject to any such Contract;

          (j) license (other than licenses for off-the-shelf software), franchise, distributorship or other agreement which relates in whole or in part to any, trade secret, trademark, tradename, trade dress, service mark or copyright or to any invention, ideas, technical assistance or other know-how of or used by Seller in the conduct of the Business;

          (k) Contract with any of the Managing Members, any member of their immediate families, any officer or employee or Seller or any other Affiliates (as hereinafter defined) of Seller or any of the Managing Members; or

          (l) Contract, option or right with, of or to any person to acquire or use any of Seller's assets, properties or rights included in the Assets or any interest therein.

     For purposes of this Agreement, the term "Affiliate" shall have the meaning given such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. The Contracts and other documents, instruments and agreements listed in clauses (a) through (l) above, other than the Excluded Contracts, are referred to herein as the "Material Contracts." Each of the Material Contracts is valid and enforceable in accordance with its terms; Seller is, and to Seller's and each of the Managing Member's knowledge, all other parties thereto are, in compliance in all material respects with the provisions thereof; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder by Seller or, to Seller's and each of the Managing Member's knowledge, any other party thereto. No Material Contract, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or, to Seller's and each of the Managing Member's knowledge, any other party thereto, will be unable to comply. Except as set forth on SCHEDULE 3.1.14, no Material Contract requires the consent of any party to its assignment in connection with the transactions contemplated hereby.

          3.1.15    Additional Information.  SCHEDULE 3.1.15 hereto contains
                    ----------------------
lists of the following, which lists are accurate in all material respects:

          (a) a summary of all owned equipment, furniture and fixtures of Seller included in the Assets as of December 31, 1997, specifying its aggregate cost or original value and accumulated depreciation through December 31, 1997; and

          (b) the names and titles of and current annual base salary or hourly rates for all employees of Seller engaged in the conduct of the Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind (other than meals), paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for each such person, and the vacation and severance benefits to which each such person is entitled.

          3.1.16    Labor Matters.  Except as set forth on SCHEDULE 3.1.16,
                    -------------
Seller has not, within the last five years, suffered any strike, slowdown, picketing or work stoppage by any of its employees or any union; Seller is not a party to any collective bargaining agreement; no such agreement determines the terms and conditions of employment of any employee of Seller; no collective bargaining agent has been certified as a representative of any of the employees of Seller; and no representation campaign or election is now in progress or, to Seller's knowledge, threatened with respect to any of the employees of Seller.

           3.1.17   Employee Benefit Plans and Arrangements.
                    ---------------------------------------

          (a) SCHEDULE 3.1.17 hereto identifies all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by Seller. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of section 3(2) of ERISA. Each plan providing benefits which is funded through a policy of insurance (if any) is indicated by the word "insured" placed by the listing of the plan in
     SCHEDULE 3.1.17.

          (b) Seller has filed all Annual Reports (IRS Form 5500) for all employee benefit plans listed on SCHEDULE 3.1.17 for which such Annual Reports have been required to be filed.

          (c) None of the employee benefit plans is a "multiemployer plan" as defined in ERISA Section 3(37).

          3.1.18    Intellectual Property Matters.  Seller, in the conduct of
                    -----------------------------
the Business, did not and does not utilize or otherwise have any rights in any patents (including patent applications), trademarks, tradenames, trade dress, service marks, copyrights or trade secrets except for those listed on SCHEDULE
3.1.18 hereto (the items so listed being the "Intellectual Property") and, except for computer software licenses, all of the Intellectual Property utilized by Seller in connection with the Business is owned solely and exclusively by Seller free and clear of any liens, claims, charges, assignments, covenants not to sue, reversionary interests or encumbrances. To Seller's knowledge, neither Seller, the Business nor any of the Assets infringes upon or unlawfully or wrongfully makes, uses or sells any invention claimed in any intellectual property owned or claimed by another. Seller is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any of the Intellectual Property. Neither Seller nor any of the Managing Members has granted any license or other right in or with respect to any of the Intellectual Property which Seller owns, possesses or uses in its operations as now or heretofore conducted.

          3.1.19    Environmental, Safety and Health Matters.
                    ----------------------------------------

          (a) For purposes of this paragraph: (i) the term "Environmental, Safety and Health Regulations," shall mean all federal, state and local laws, regulations, statutes, ordinances, resolutions, orders, rules, permits or licenses relating to the use, emission, discharge, or release or threatened release into the environment (including without limitation, ambient air, surface water, groundwater, or land), of Hazardous Substances, including but not limited to the following statutes and any analogous state or local statutes acting thereunder or relating thereto: the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 USC (S) 9601 et seq., as amended by the Superfund Amendments and Reauthorization
          -- ---
     Act of 1986), the Hazardous Materials Transportation Act (49 USC (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 USC (S) 6901 et
     -- ---                                                                --
     seq.), the Clean Air Act (42 USC (S) 7401 et seq.), the Clean Water Act (33
     ---                                       -- ---
     USC (S) 1251 et seq.), the Toxic Substances Control Act (15 USC (S) 2601 et
                  -- ---                                                      --
     seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 USC (S)
     ---
     1361 et seq.), the Safe Drinking Water Act (42 USC (S) 300 et seq.), the
          -- ---                                                -- ---
     Occupational Safety and Health Act (19 USC (S) 6251 et seq.), as these laws
                                                         -- ---
     have been amended or supplemented and the regulations promulgated pursuant thereto; and (ii) the term "Hazardous Substances" shall include any chemical, pollutant, contaminant or waste regulated under any Environmental, Safety and Health Regulation, and includes polychlorinated biphenyls, asbestos and petroleum products.

          (b) Seller is in compliance in all material respects in the conduct of the Business with all Environmental, Safety and Health Regulations.

          (c) There are no underground storage tanks present on the property, nor are there present on the property any Hazardous Substances, except in compliance in all material respects with Environmental, Safety and Health Regulations.

          3.1.20    Real Property.
                    -------------

          (a)       Leased Real Property.  The only real property leased by
                    --------------------
     Seller is the Premises. Seller has previously delivered to Purchaser a true and correct copy of the Lease. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended excepted as listed on SCHEDULE 3.1.20 and neither Seller nor the lessor under the Lease has given the other party written notice of any default under the Lease which remains outstanding.

          (b)       Owned Real Property.  No real property is owned by Seller.
                    -------------------

          (c)       No Violations.  Neither Seller nor any of the Managing
                    -------------
     Members has received any written notice from any governmental body that the Premises or any improvements erected or situate thereon, or the uses conducted thereon or therein, violate in any material respect any Regulation of any governmental body having jurisdiction over the Premises.

          (d)       Public Improvements.  No written notice from any county,
                    -------------------
     township or other governmental body has been served upon the Premises or received by Seller requiring or calling attention to the need for any work, repair, construction, alteration or installation on or in connection with the Premises of a material nature which has not been complied with.

          3.1.21    Conditions Affecting Seller.  Except as set forth in
                    ---------------------------
SCHEDULES 1.4.1(C) and 3.1.16, Seller has used its commercially reasonable efforts to keep available for Purchaser the services of the employees, agents, customers and suppliers of Seller active in the conduct of the Business and Seller does not have any reason to believe that any loss of any employee or supplier will result because of the consummation of the transactions contemplated hereby.

          3.1.22    Completeness of Disclosure.  To the knowledge of Seller and
                    --------------------------
the Managing Members, no representation or warranty by Seller or any of the Managing Members in this Agreement or any certificate, schedule, statement, document or instrument required to be furnished to Purchaser pursuant hereto at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. To the knowledge of Seller and the Managing Members, all items and materials delivered or made available to Purchaser in connection with its due diligence investigation of Seller and the Managing Members including, without limitation, all Contracts, historical financial statements, insurance policies, leases, plans, instruments, undertakings, Authorizations, permits, licenses, patents, trademarks, tradenames, service marks, registered copyrights and applications therefor are true and accurate in all material respects.

     3.2  Representations and Warranties of Purchaser and Parent.  Purchaser and
          ------------------------------------------------------
Parent jointly and severally represent and warrant to Seller and the Managing Members as follows:

          3.2.1     Corporate Existence.  Each of Purchaser and Parent is a
                    -------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2.2     Corporate Power; Authorization; Enforceable Obligations.
                    -------------------------------------------------------
Each of Purchaser and Parent has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser and Parent have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments executed and delivered by Purchaser in connection herewith (the "Purchaser's Documents") when executed and delivered at the Closing, will have been, duly executed and delivered by duly authorized officers of Purchaser and Parent, and this Agreement constitutes, and the Purchaser's Documents, when so executed and delivered, will constitute, the legal, valid and binding obligations of such of Purchaser and Parent as shall be a party thereto, enforceable against such party in accordance with their respective terms.

          3.2.3     Validity of Contemplated Transactions, Etc..  The execution,
                    -------------------------------------------
delivery and performance of this Agreement by Purchaser and Parent does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which neither Purchaser or Parent is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser or Parent, (c) the charter documents or By-laws of, or any securities issued by, Purchaser or Parent, or (d) any material mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Purchaser or Parent is a party or by which Purchaser or Parent is otherwise bound. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Purchaser or Parent.

          3.2.4     Funding.  The Purchaser will have available at the Closing
                    -------
sufficient funds to consummate the transactions contemplated hereby.

          3.2.5     Union/Labor Matters.  Purchaser acknowledges the existence
                    -------------------
of and assumes the risks associated with the Labor Claims and the Labor Matters.

     3.3  Survival of Representations and Warranties and Other Obligations.
          ----------------------------------------------------------------

          (a) All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument required to be furnished hereunder or in connection herewith shall survive the Closing, notwithstanding any investigation made by, or knowledge of, the party or parties to whom such representations are made, until the earlier to occur of (i) the receipt by Parent of its audited financial statements for fiscal year 1999 and (ii) the first anniversary of the Closing Date (except for representations and warranties set forth in Sections 3.1.7 and 3.1.9, which shall remain in effect until such date and thereafter until terminated in accordance with any applicable statute of limitations). If written notice of a claim for a breach of a representation or warranty has been given by a party prior to the applicable cut-off date, then the relevant representation or warranty shall survive as to such claim until the claim has been finally resolved.

          (b) Notwithstanding the foregoing, if Purchaser has knowledge as of the date hereof that any representation or warranty made by Seller is incorrect as of the date hereof or will be incorrect as of the Closing, Purchaser shall have no remedy or recourse to the extent that it has knowledge that such representation or warranty is incorrect, whether before or after the Closing, and, upon the Closing, Purchaser shall be conclusively deemed to have waived all claims hereunder to the extent it has knowledge that such representation or warranty is incorrect. If Purchaser does not have knowledge as of the date hereof that any representation or warranty made by Seller is incorrect in any material respect as of the date hereof or will be incorrect in any material respect as of the Closing, but prior to the Closing, Purchaser obtains the knowledge that a representation or warranty made by Seller was incorrect in any material respect as of the date hereof or will be incorrect in any material respect as of the Closing, including, without limitation, any such knowledge resulting from a supplement or amendment to any Schedule to this Agreement by Seller in accordance with Section 4.1.6, Purchaser shall have the option (i) to terminate this Agreement (upon providing 10 business days' written notice to Seller, during which period Seller may cure such misrepresentation or breach of warranty) and shall be entitled to seek the remedies, if any, it may have for such breach, or (ii) to proceed with the Closing and, upon the Closing, Purchaser shall be conclusively deemed to have waived all claims hereunder to the extent of such misrepresentation or breach of warranty. If Seller has knowledge as of the date hereof that any representation or warranty made by Purchaser is incorrect as of the date hereof or will be incorrect as of the Closing, Seller shall have no remedy or recourse to the extent that it has knowledge that such representation or warranty is incorrect, whether before or after the Closing and, upon the Closing, Seller shall be conclusively deemed to have waived all claims hereunder to the extent it has knowledge that such representation or warranty is incorrect. If Seller does not have knowledge as of the date hereof that any representation or warranty made by Purchaser is incorrect in any material respect as of the date hereof or will be incorrect in any material respect as of the Closing, but prior to the Closing, Seller obtains the knowledge that a representation or warranty made by Purchaser was incorrect in any material respect as of the date hereof or will be incorrect in any material respect as of the Closing, Seller shall have the option (i) to terminate this Agreement (upon providing 10 business days' written notice to Purchaser, during which period Purchaser may cure such misrepresentation or breach of warranty) and shall be entitled to seek the remedies, if any, it may have for such breach, or (ii) to proceed with the Closing and, upon the Closing, Seller shall be conclusively deemed to have waived all claims hereunder to the extent of such misrepresentation or breach of warranty.

                                  ARTICLE IV

                          AGREEMENTS PENDING CLOSING

     4.1  Agreements of Seller and the Managing Members Pending the Closing.
          -----------------------------------------------------------------
Seller and the Managing Members jointly and severally covenant and agree that, pending the Closing and except as otherwise agreed to in writing by Purchaser (such agreement not to be unreasonably withheld or delayed):

          4.1.1   Business in the Ordinary Course. The Business shall be
                  -------------------------------
conducted solely in the ordinary course consistent with past practice.

          4.1.2   Existing Condition. Seller shall not cause nor permit to occur
                  ------------------
any of the events or occurrences described in Section 3.1.8 hereof, except for subsection (e) thereof as to which Seller shall not cause any such event or occurrence to occur, other than the Labor Claims or the Labor Matters.

          4.1.3   Employees and Business Relations. Seller shall use its
                  --------------------------------
commercially reasonable efforts to keep available the services of the present employees and agents of the Business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Business. The foregoing shall not require Seller to take any action, or restrict Seller from taking any action, in respect of the Labor Claims or the Labor Matters.

          4.1.4   Maintenance of Insurance. Seller shall maintain in full force
                  ------------------------
and effect, and at least at such levels as are in effect on the date hereof, all insurance policies and binders.

          4.1.5   Compliance with Laws, etc. Seller shall comply with all laws,
                  --------------------------
ordinances, rules, regulations and orders applicable to the Business, or Seller's operations, assets or properties in respect thereof, the noncompliance with which might materially adversely affect the Business or the Assets. The foregoing shall not require Seller to take any action, or restrict Seller from taking any action, in respect of the Labor Claims or the Labor Matters.

          4.1.6   Update Schedules. Seller shall promptly disclose to Purchaser
                  ----------------
any information contained in its representations and warranties herein or the Schedules hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that, subject to Section 3.3(b) hereof, none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller herein or the Schedules hereto for the purposes of Article V hereof, unless Purchaser shall have expressly consented to such modification in writing.

          4.1.7   Conduct of Business. Seller and each of the Managing Members
                  -------------------
shall use their commercially reasonable efforts to conduct the Business in such a manner that on the Closing Date the representations and warranties of Seller contained in this Agreement shall be true in all material respects, except as specifically contemplated by this Article IV, as though such representations and warranties were made on and as of such date, and will not knowingly take any action which would result in a breach of any of their respective representations or warranties hereunder. Furthermore, Seller shall cooperate with Purchaser and use its commercially reasonable efforts to cause all of the conditions to the obligations of Purchaser under this Agreement to be satisfied on or prior to the Closing Date.

          4.1.8   Access. Seller shall give to Purchaser's officers, employees,
                  ------
counsel, accountants and other representatives free and full access during normal business hours to and the right to inspect the Premises and all of the properties, assets, records, Contracts and other documents relating to the Business and shall permit them to consult with the officers, accountants, counsel and agents of Seller for the purpose of making such investigation of the Business as Purchaser shall desire to make, provided that such investigation shall not unreasonably interfere with Seller's operation of the Business. Furthermore, Seller shall furnish to Purchaser all such documents and copies of documents and records and information with respect to the affairs of the Business and copies of any working papers relating thereto as Purchaser shall from time to time reasonably request and shall permit Purchaser and its agents to make such physical inventories and inspections of the Assets as Purchaser may reasonably request from time to time.

          4.1.9   Material Change. From the date hereof through the Closing,
                  ---------------
Seller shall promptly inform Purchaser, in writing, of any actual or threatened change in the assets, business, operations or, properties of the Business which are, or are expected to be, either individually or in the aggregate materially adverse to the Business (a "Material Adverse Change").

          4.1.10  Agreements.  Seller shall not enter into any lease of real
                  ----------
property, any agreement that would constitute a Material Contract, employee benefit plan or Permit or amend or cancel any Material Contract, plan or Permit in respect of the Assets of the Business.

          4.1.11  Non-Disturbance. Seller shall request that the landlord under
                  ---------------
the Lease request that its Mortgagee provide to Purchaser a duly executed non-disturbance agreement as required by the Lease.

     4.2  Agreements of Purchaser Pending the Closing.  Purchaser covenants and
          -------------------------------------------
agrees that, pending the Closing and except as otherwise agreed to in writing by Seller, Purchaser shall not knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, Purchaser shall (a) cooperate with Seller and use its best efforts to cause all of the conditions to the obligations of Seller under this Agreement to be satisfied on or prior to the Closing Date, and (b) promptly after the date hereof, submit its application for the temporary liquor license and tobacco permit described in Section 5.1.7 (with all supporting documentation) and shall thereafter use its best efforts to cause the conditions set forth in such Section to be satisfied on or prior to the Closing Date.

     4.3  Casualty. If prior to Closing any Assets which are material,
          --------
individually or in the aggregate, are destroyed or become inoperable as a result of any casualty, loss or damage (a "Material Casualty Loss"), Purchaser may, at its election, exercised by written notice within 10 business days of Purchaser becoming aware of such Material Casualty Loss, terminate this Agreement, without any further obligation to Seller. If, notwithstanding a Material Casualty Loss, Purchaser shall not have terminated this Agreement pursuant to this Section 4.3, or if prior to Closing any Assets which are not material, individually or in the aggregate, are destroyed or become inoperable as a result of any casualty, loss or damage, the parties shall proceed with the Closing in accordance with this Agreement (with no reduction in the Purchase Price), but at the Closing, Seller shall assign all proceeds of insurance relating to such casualty, loss or damage to Purchaser, and shall pay to Purchaser the amount of any deductible, co-pay or self-insurance relating thereto.

                                   ARTICLE V

                      CONDITIONS PRECEDENT TO THE CLOSING

     5.1  Conditions Precedent to Purchaser's Obligations.  The obligations on
          -----------------------------------------------
the part of the Purchaser to consummate the transactions to be consummated by it at the Closing pursuant to this Agreement are subject to the satisfaction at or prior to the Closing of each of the conditions set forth in this Section 5.1, any of which may be waived by the Purchaser in its sole discretion.

          5.1.1   Representations and Warranties True as of the Closing Date.
                  ----------------------------------------------------------
Subject to Section 3.3(b), the representations and warranties of Seller and the Managing Members contained in this Agreement or in any list, certificate or document delivered by Seller or any of the Managing Members to Purchaser pursuant to the provisions hereof shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date; provided, however, that any representations or warranties which are qualified by materiality shall be true and correct in all respects.

          5.1.2   Compliance with this Agreement. Seller and each of the
                  ------------------------------
Managing Members shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, including, without limitation, delivery to Purchaser of all of the items to be delivered by Seller pursuant to
Section 2.2(a) of this Agreement. Notwithstanding anything in Section 8.1(b) to the contrary, if as of any scheduled Closing Date all of the conditions in
Section 5.1 other than this Section 5.1.2 have been satisfied, Seller and the Managing Members shall have an additional period of 30 days commencing on such scheduled Closing Date in which to satisfy this Section 5.1.2.

          5.1.3   No Injunctions or Restraints. On the Closing Date, no
                  ----------------------------
injunction, restraining order or other order or legal restraint or prohibition issued by any governmental authority shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement or materially interfere with the Purchaser's ability to own the Assets and operate the Business.

          5.1.4  Consents and Approvals.  The parties shall have received the
                  ----------------------
Required Consents and the Governmental Consents.

          5.1.5   Termination of Employees. Contemporaneously with the Closing,
                  ------------------------
Seller shall have terminated the employment of all of its employees.

          5.1.6   Material Adverse Change. No Material Adverse Change shall have
                  -----------------------
occurred or shall be threatened; provided, however, that for purposes of this
Section 5.1.6, the term Material Adverse Change shall exclude (i) any decrease in revenues or increase in expenses on a month to month basis, (ii) any increase in rent in respect of the Premises requested by the lessor in accordance with the Lease, and (iii) any condition described in the Schedules to this Agreement, including, without limitation, the Labor Claims and the Labor Matters.

          5.1.7   Liquor and Tobacco Licenses. Purchaser shall have received a
                  ---------------------------
temporary liquor license and a tobacco permit necessary in connection with the Business and the New York State Liquor Authority shall not have notified Purchaser, either orally or in writing, that Purchaser will be unable to receive a permanent liquor license within the time period customary therefor.

          5.1.8   Consent and Estoppel.  Purchaser shall have received a duly
                  --------------------
executed estoppel letter from the lessor of the Premises, together with a consent of such lessor to the Lease Assignment, in a form reasonably satisfactory to Purchaser and Seller.

          5.1.9   Audited Financial Statements.  Purchaser shall have received
                  ----------------------------
copies of the audited balance sheets of Seller as of December 31, 1997 and 1998 and the related statements of income, retained earnings and cash flows for the fiscal years then ended, accompanied by an unqualified opinion of Joel Popkin & Company, P.C., independent certified public accountants, which shall not differ in any material respect from the financial statements for the comparable periods referred to in Section 3.1.5.

          5.1.10  Escrow Agreement.  The Escrow Agent shall have executed and
                  ----------------
delivered to Purchaser a counterpart original of the Escrow Agreement.

          5.1.11  Condition of Property. On the Closing Date, the improvements
                  ---------------------
located on the Premises and all mechanical and other systems located therein shall be in a condition at least as good, in all material respects, as the condition they were in on the date of this Agreement, except for normal wear and tear, or casualty, loss or damage of the type described in Section 4.3 hereof (subject to the provisions of such Section), occurring after the date of this Agreement.

     5.2  Conditions Precedent to the Obligations of Seller and the Managing
          ------------------------------------------------------------------
Members. The obligations on the part of the Seller and the Managing Members to
-------
consummate the transactions to be consummated by it at the Closing pursuant to this Agreement are subject to the satisfaction at or prior to the Closing of each of the conditions set forth in this Section 5.2, any of which may be waived by the Seller in its sole discretion.

          5.2.1   Representations and Warranties True as of the Closing Date.
                  ----------------------------------------------------------
Subject to Section 3.3(b), the representations and warranties of Purchaser and Parent contained in this Agreement or in any list, certificate or document delivered by Purchaser or Parent to Seller or any of the Managing Members pursuant to the provisions hereof shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date; provided, however, that any representations or warranties which are qualified by materiality shall be true and correct in all respects.

          5.2.2   Compliance with this Agreement. Purchaser shall have performed
                  ------------------------------
and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing including, without limitation, delivery to Seller of all of the items to be delivered by Purchaser pursuant to Section 2.2(b) of this Agreement. Notwithstanding anything in Section 8.1(b) to the contrary, if as of any scheduled Closing Date all of the conditions in Section 5.2 other than this
Section 5.2.2 have been satisfied, Purchaser shall have an additional period of 30 days commencing on such scheduled Closing Date in which to satisfy this
Section 5.2.2.

          5.2.3   No Injunctions or Restraints. On the Closing Date, no
                  ----------------------------
injunction, restraining order or other order or legal restraint or prohibition issued by any governmental authority shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement.

          5.2.4  Consents and Approvals.  The parties shall have received the
                 ----------------------
Required Consents and the Governmental Consents.

          5.2.5   Escrow Agreement.  The Escrow Agent shall have executed and
                  ----------------
delivered to Seller a counterpart original of the Escrow Agreement.


                                  ARTICLE VI

                                INDEMNIFICATION

     6.1  Indemnification by Seller and the Managing Members.  Except as
          --------------------------------------------------
otherwise limited by this Article VI, Seller and the Managing Members, jointly and severally, shall indemnify and hold harmless Purchaser and its officers, directors, employees, agents, successors and assigns from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by any of them (hereinafter a "Purchaser Loss"), arising out of or resulting from:

          (a) the breach of any representation or warranty by Seller or any of the Managing Members contained herein or in any exhibit, schedule or certificate delivered under this Agreement;

          (b) the breach of any covenant or agreement by Seller or any of the Managing Members contained herein or in any Seller's Document;

          (c) the failure of Seller to pay or otherwise discharge the Excluded Liabilities;

          (d) any violation by Seller of, or failure by Seller to comply with, the bulk transfer laws of any state or the fraudulent conveyance or preferential transfer laws of the United States or any state, or any action brought or levy made as a result thereof;

          (e) except for the Assumed Liabilities, any liabilities arising from the use or operation of any of the Assets or the Business or any other actions or inactions of Seller or any of the Managing Members prior to the Closing Date;

          (f) any failure by Seller prior to the Closing Date to have any required Authorization;

          (g) any failure by Seller to comply with any law, rule, regulation or ordinance respecting employment or employment practices, terms and conditions of employment or wages and hours, including, without limitation, any applicable immigration laws, but only to the extent Purchaser incurs or suffers an actual out-of-pocket cost or expense as a result of such failure and, in any event, excluding any Labor Losses;

          (h) any of the matters described on SCHEDULES 3.1.7 OR 3.1.12(B).

     6.2  Indemnification by Purchaser.  Except as otherwise limited by this
          ----------------------------
Article VI, Purchaser shall indemnify and hold harmless Seller, each of the Managing Members and Seller's officers, managers, members, employees, agents, successors and assigns (in each case, a "Seller Indemnified Party") from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by any of them (hereinafter a "Seller Loss") arising out of or resulting from:

          (a) the breach of any representation or warranty by Purchaser or Parent contained herein or in any exhibit, schedule or certificate delivered under this Agreement;

          (b) the breach of any covenant or agreement by Purchaser or Parent contained herein or in any Purchaser's Document; or

          (c) the failure of Purchaser to timely pay, perform or otherwise discharge the Assumed Liabilities.

     Nothing contained in this Agreement or otherwise shall obligate Purchaser to indemnify and hold harmless any Seller Indemnified Party with respect to any Seller Loss incurred or suffered prior to the Closing arising out of or resulting from any Labor Loss, other than Seller Losses consisting of back pay or other awards or settlement payments to employees, fines, penalties or other similar payments arising out of or resulting from the Labor Claims or the Labor Matters, incurred by such Seller Indemnified Party prior to the Closing, and imposed or assessed against such Seller Indemnified Party subsequent to the Closing.

     6.3  Indemnification Procedures.
          --------------------------

          (a) For the purposes of this Section 6.3, the term "Indemnitee" shall refer to the person indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 6.1 or 6.2, as the case may be; the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to the "Seller Losses" or the "Purchaser Losses," as the case may be.

          (b) An Indemnitee shall give written notice (a "Notice of Claim") to the Indemnitor within 30 days (or, to the extent possible, within such shorter period as may be necessary to give the Indemnitor a reasonable opportunity to respond to such claim) after the Indemnitee has knowledge of any claim (including a Third Party Claim (as hereinafter defined) in which case such Notice of Claim shall set forth the name of the party making such Third Party Claim, to the extent known) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent such failure shall have prejudiced such Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim and the amount of the Loss, if known, and the Indemnitor shall have a period of 30 days to reply to such Notice of Claim.

          (c) The obligations and liabilities of an Indemnitor under this
     Article VI with respect to Losses arising from claims of any third party that are subject to the indemnification provisions provided for in this
     Article VI ("Third Party Claims") shall be governed by the following additional terms and conditions: The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that the Indemnitor shall be permitted, at the Indemnitor's option, to assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee (it being agreed that Duane, Morris & Heckscher LLP shall be reasonably acceptable to Purchaser and Seyfarth, Shaw, Fairweather & Geraldson shall be reasonably acceptable to Seller and the Managing Members) if the Indemnitor gives notice within the 30 day period specified above of the Indemnitor's intention to do so to the Indemnitee. If the Indemnitor agrees to defend any such claim, the Indemnitor shall not be responsible for the legal fees and expenses of counsel independently retained by the Indemnitee prior to or during the continuance of such assumption. In the event the Indemnitor exercises the Indemnitor's right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate by the Indemnitee's own counsel and at the Indemnitee's own expense in defense of such Third Party Claim; provided, however, that the Indemnitor shall thereafter consult with the Indemnitee upon the Indemnitee's reasonable request for such consultation from time to time with respect to such Third Party Claim. Except for the settlement of a Third Party Claim which involves the payment of money only which is to be paid in full by the Indemnitor, no Third Party Claim for which the Indemnitor has elected to defend may be settled by the Indemnitor without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. If the Indemnitee does not receive written notice within said period that the Indemnitor has elected to assume the defense of such Third Party Claim, the Indemnitee may elect to assume such defense, assisted by counsel of the Indemnitee's own choosing; provided however, the Indemnitee shall thereafter consult with the Indemnitor upon the Indemnitor's reasonable request for such consultation from time to time with respect to such Third Party Claim. Whether or not Indemnitee elects to assume the defense of such Third Party Claim, the Indemnitor shall not be relieved of the Indemnitor's obligations hereunder. The Indemnitee will give the Indemnitor at least 10 days notice of any proposed settlement or compromise of any Third Party Claim it has elected to defend, during which time the Indemnitor may assume the defense of, and responsibility for, such Third Party Claim and if it does so the proposed settlement or compromise may not be made. In the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by the Indemnitor's own counsel and at the Indemnitor's own expense in the defense of such Third Party Action.

          (d) Any claim by an Indemnitee with respect to Losses which do not result from a Third Party Claim will be asserted in the same manner as specified in Section 6.3(c) above. If the Indemnitor does not respond to such claim within the 30 day period specified in Section 6.3(c), the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Agreement.


     6.4  Limits on Indemnification.
          -------------------------

          (a) No claim may be made against Seller or the Managing Members under this Article VI for breach of a representation or warranty contained in this Agreement or in any exhibit, schedule or certificate delivered under this Agreement (i) unless and only to the extent the aggregate of all Purchaser Losses incurred exceeds $200,000 and then only with respect to that portion of Purchaser Losses which exceeds $200,000 and (ii) with respect to that portion of Purchaser Losses which shall exceed $5,900,000; provided, however, that such limitations shall not apply with respect to Purchaser Losses (i) to the extent the same are incurred as the result of any breach of a representation or warranty contained in Sections 3.1.2, 3.1.7, 3.1.9, 8.2(a) or to the extent Section 3.1.22 relates to any one of the foregoing Sections, Section 3.1.22, or (ii) to the extent the same result from the Prior Claims or from any fraud or intentional misstatement or omission.

          (b) No claim may be made against Purchaser under this Article VI for any breach of a representation or warranty contained in this Agreement or in any exhibit, schedule or certificate delivered under this Agreement (i) unless and only to the extent the aggregate of all Seller Losses incurred exceeds $200,000 and then only with respect to that portion of the Seller Losses which exceeds $200,000 and (ii) with respect to that portion of Purchaser Losses which shall exceed $5,900,000; provided, however, that such limitations shall not apply with respect to Seller Losses to the extent the same are incurred as the result of any breach of a representation or warranty contained in Sections 3.2.2 or 8.2(b) or to the extent the same result from any fraud or intentional misstatement or omission.

     6.5  Compliance with Bulk Sales Laws.  Subject to the indemnification
          -------------------------------
obligations otherwise specified in this Article VI, Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

     6.6  Reduction of Losses.  To the extent any Losses of an Indemnitee are
          -------------------
reduced by receipt of payment (a) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment or (b) from third parties not affiliated with the Indemnitee, such payments (net of the expenses of the recovery thereof) shall be credited against such Losses and, if indemnification payments shall have been received prior to the collection of such proceeds, the Indemnitee shall remit to the Indemnitor the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Losses. All Losses shall be calculated net of any tax benefits or tax detriments actually received or suffered relating to such Losses.

     6.7  Subrogation.  The Indemnitor shall be subrogated to the Indemnitee's
          -----------
rights of recovery to the extent of any Losses satisfied by the Indemnitor. The Indemnitee shall permit the Indemnitor to use the name of the Indemnitee and the names of the Indemnitee's Affiliates in any transaction or proceeding to enforce such rights and shall use reasonable efforts to execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records with respect to such Losses.

     6.8  Punitive, Consequential and Exemplary Damages.  In no event shall
          ---------------------------------------------
either party be liable under this Article VI for punitive, consequential or exemplary damages (provided that this Section 6.8 shall not limit an Indemnitor's liability for amounts paid by an Indemnitee in respect of Third Party Claims, including amounts payable with respect to Third Party Claims as punitive, consequential or exemplary damages).

     6.9  Exclusivity.  The indemnification provided by this Article VI shall be
          -----------
the sole remedy (other than termination of this Agreement pursuant to Section 8.1) for any of the matters referred to in this Article VI; provided that this
Section 6.9 shall not prohibit injunctive relief if available under applicable law.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1  Employee Benefits.  Except for Assumed Liabilities, Seller shall pay
          -----------------
directly to each employee of the Business that portion of all benefits which has been accrued on behalf of that employee (or is attributable to expenses incurred by that employee) as of the Closing Date, and Purchaser shall assume no liability therefor. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Purchaser, and Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date.
The amounts payable on account of all benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and except for Assumed Liabilities, Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All amounts payable directly to employees, or to any fund, program, arrangement or plan maintained by Seller therefor shall be paid by Seller within 30 days after the Closing Date to the extent that such payment is not inconsistent with the terms of such fund, program, arrangement or plan. All employees of Seller who are employed by Purchaser on or after the Closing Date shall be new employees of Purchaser and any prior employment by Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees.

     7.2  Employment of Former Employees.  As of the Closing Date, Purchaser
          ------------------------------
shall offer employment to, and Seller shall use its best efforts to assist Purchaser in employing as new employees of Purchaser, all persons presently engaged in the Business. Nothing contained in this Section 7.2 shall be deemed to obligate the Purchaser to continue the employment of any employee offered employment with Purchaser hereunder subsequent to the Closing Date.

     7.3  Discharge of Business Obligations.  From and after the Closing Date,
          ---------------------------------
Seller shall pay and discharge, in accordance with past practice, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations or the assets and properties used therein (except for the Assumed Liabilities) including, without limitation, any liabilities or obligations to employees, trade creditors and clients of the Business.

     7.4  Maintenance of Books and Records.  Each of Seller and Purchaser shall
          --------------------------------
preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers, managers, accountants, and employees of such party and (b) the books of account and records of such party, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives.

     7.5  Payments Received.  Seller and Purchaser each agree that after the
          -----------------
Closing Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing Date which properly belongs to the other party including, without limitation any insurance proceeds, and will account to the other for all such receipts.

     7.6  Use of Name.  From and after the Closing Date, Seller and the Managing
          -----------
Members will sign such consents and take such other action as Purchaser shall reasonably request in order to transfer to Purchaser Seller's right to the name Angelo and Maxie's and variants thereof. From and after the Closing Date, neither Seller nor any of the Managing Members or any of their respective Affiliates will use the name Angelo and Maxie's, or any names similar thereto or variants thereof.

     7.7  Publicity.  Neither Seller nor any of the Managing Members shall, nor
          ---------
shall any of them permit their respective employees, agents, representatives or Affiliates to, make or cause to be made, any oral or written public disclosure concerning the terms and conditions of the transactions contemplated by this Agreement, without the prior written consent of Purchaser. This provision shall not apply to any disclosure required to be made by law, except that the party required to make such disclosure shall, wherever practicable, consult with the other parties hereto concerning the timing and content of such disclosure before such disclosure is made.

     7.8  Covenant Not to Compete.
          -----------------------

          (a)  Seller agrees that for a period of three years after the Closing
     Date:

               (i) Seller will not directly or indirectly as a partner, joint venturer, employer, employee, consultant, shareholder, principal, agent, or otherwise, own, manage, operate, render services to, become interested in or associated with, join in, control, participate in, or otherwise carry on any Competing Business (as hereinafter defined). For purposes of this Agreement, the term "Competing

          Business" shall mean and include, as of any date of determination, (i) any restaurant business which is located in the area in Manhattan bounded by the south side of 23/rd/ Street to the north, the north side of 14/th/ Street to the south, the west side of 3/rd/ Avenue to the east and the east side of 5/th/ Avenue to the west; and (ii) any restaurant business, if more than 40% of its entree items listed on the menu consist of steaks, chops or prime rib of beef, or some combination of such items, located, in the case of each restaurant operated on the Closing Date by Purchaser or any of its Affiliates, within the radius or other geographic region set forth for such restaurant in SCHEDULE 7.8; provided, however, that in no event shall an investment by Seller, or any entity which owns or controls, or is owned or controlled by Seller, in up to 5% of the voting securities of a publicly held company engaged in a business that competes with the Business as it is presently conducted or conducted on the Closing Date constitute a Competing Business; and provided further that, subject to clause (i) of this definition, in no event shall any Harley Davidson cafe, whether now existing or opened in the future, owned or managed, in whole or in part, by any of the Managing Members constitute a Competing Business.

               (ii) Seller will not, without Purchaser's prior written consent, directly or indirectly as a partner, joint venturer, employer, employee, consultant, shareholder, principal, agent, or otherwise, solicit, entice, persuade or induce any Employee (as hereinafter defined) to: (A) terminate or refrain from renewing or extending his or her employment with Purchaser; or (B) enter into any contractual relationship with any Competing Business. For purposes of this Agreement, the term "Employee" shall mean and include all persons employed in connection with the Business at any time on or after the Closing Date or during the one year period immediately preceding the Closing Date.

          (b) From and after the date of this Agreement, neither Seller nor any of its controlled Affiliates shall, directly or indirectly, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party (except as required by law (after first giving Purchaser a reasonable opportunity to seek a protective order with respect to any such disclosure)), or utilize for any of their personal benefit or for the benefit of any person other than Purchaser, any Confidential Information. For the purposes of this Agreement, the term "Confidential Information" shall mean any technologies, methods, data bases, trade secrets, know-how, manufacturing and other processes, inventions, formulas, recipes, process sheets, or mixing instructions or other intellectual property relating to Purchaser's business, including any such information relating to the Business or Assets, in each case which is not generally known or available to the public through legitimate origins and which is not learned by the information recipient from a third party without breach of any confidentiality obligations of such third party to Purchaser. For the purposes of this Agreement, such information is "not generally known or available to the public through legitimate origins" if it is not generally known or available to third parties who can obtain economic value from its disclosure and use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

          (c) Seller acknowledges that in view of the nature of the Business and the business objectives of Purchaser in acquiring it, and the consideration paid to Seller therefor, the territorial and time limitations contained in subsection (a) of this Section 7.8 are reasonable and properly required for the adequate protection of Purchaser and that in the event that any such territorial or time limitation is deemed to be unreasonable and is then reduced by a court of competent jurisdiction, then, as reduced, the territorial and/or time limitation shall be enforced. Subsections (a) and (b) of this Section 7.8 constitute independent and severable covenants and if any or all of the provisions of either thereof are held to be unenforceable for any reason whatsoever, it will not in any way invalidate or affect the remainder of this Agreement, which will remain in full force and effect. The parties intend for the covenants of subsections (a) and (b) of this Section 7.8 to be enforceable to the maximum extent permitted by law, and if any reviewing court deems any of such covenants to be unenforceable or invalid, Purchaser, Seller and the Managing Members authorize such court to reform (i) the unenforceable or invalid provisions and to impose such restrictions as reformed and (ii) the remaining provisions as it deems reasonable.

          (d) The parties hereto specifically acknowledge that the remedy at law for any breach of any provision of this Section 7.8 will be inadequate and that Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     7.9  Labor Claims.  Following the Closing, Purchaser shall assume and
          ------------
control the defense of the Labor Claims through counsel of Purchaser's choice. Seller and the Managing Members shall cooperate with Purchaser in such defense and make available to Purchaser all witnesses, pertinent records, materials and information in the possession of Seller or any of the Managing Members or under the control of Seller or any of the Managing Members relating thereto as is reasonably required by Purchaser in connection with the Labor Claims, provided that Purchaser shall reimburse Seller and the Managing Members for reasonable out-of-pocket costs incurred in connection therewith. In the event that Purchaser settles all of the Labor Claims for an aggregate amount which is less than $50,000, Purchaser shall remit to Seller, promptly following final settlement of all of the Labor Claims, an amount equal to the difference between $50,000 and the final aggregate settlement amount.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Termination.
          -----------

     Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

          (a)  by mutual written consent of Purchaser and Seller; or

          (b) subject to Section 5.1.2, by either party if the Closing shall not have occurred by May 31, 1999, provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c)  by either Purchaser or Seller, as provided in Section 3.3.

     In the event of termination of this Agreement by either or both of the parties pursuant to this Section 8.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability on the part of the parties hereto (or their respective officers, directors or affiliates) except (a) as set forth in Section 8.2 or 8.4 hereof, and (b) nothing herein shall relieve any party hereto from liability for any willful breach hereof.

     8.2  Brokers' and Finders' Fees.
          --------------------------

          (a) Seller and the Managing Members represent and warrant to Purchaser that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller and the Managing Members jointly and severally agree to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's or any of the Managing Members' dealings, arrangements or agreements with any such person.

          (b) Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller and the Managing Members against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of Purchaser's dealings, arrangements or agreements with any such person.

     8.3  Sales, Transfer and Documentary Taxes, etc.  Seller shall pay all
          ------------------------------------------
federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by law on Seller or Purchaser and

Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

     8.4  Expenses.  Except as otherwise provided in this Agreement, each party
          --------
hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     8.5  Contents of Agreement; Amendments.  This Agreement sets forth the
          ---------------------------------
entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

     8.6  Assignment and Binding Effect.  This Agreement may not be assigned
          -----------------------------
prior to the Closing by any party hereto without the prior written consent of the other parties, provided that Purchaser may assign this Agreement to an Affiliate of Purchaser without obtaining such consent, provided further that no such assignment shall relieve Purchaser or Parent of its obligations hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Managing Members, Seller and Purchaser, provided that the parties hereto shall continue to be obligated in accordance with the terms of this Agreement.

     8.7  Waiver.  Any term or provision of this Agreement may be waived at any
          ------
time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     8.8  Notices.  All notices required or permitted to be given hereunder
          -------
shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

     (a)  As to Seller and
          the Managing Members:     c/o Marc Packer
                                    1370 Avenue of the Americas
                                    New York, New York 10019
                                    Attn: Marc Packer
                                    Fax: (212) 399-3160
                                    and

                                    Richard Wolf
                                    161 Remsen Street
                                    Brooklyn, New York 11201

          with a copy to:    Duane, Morris & Heckscher LLP
                                    380 Lexington Avenue
                                    New York, New York 10168
                                    Attn: Stewart J. Stern
                                    Fax: (212) 692-1020

     (b)  As to Purchaser:          Chart House Acquisition, Inc.
                                    640 N. LaSalle, Suite 295
                                    Chicago, Illinois 60610
                                    Attn: Thomas J. Walters
                                    Fax:  (312) 649-6940

          with a copy to:    Seyfarth, Shaw, Fairweather & Geraldson
                                    55 East Monroe Street
                                    Suite 4200
                                    Chicago, Illinois 60603
                                    Attn:  Robert F. Weber
                                    Fax:  (312) 269-8869

or to such other address and to the attention of such other person as the party to whom such notice is to be given may have theretofore designated in a notice to the other party hereto.

     8.9   Governing Law.  This Agreement shall be governed by and interpreted
           -------------
and enforced in accordance with the internal laws of the State of New York.

     8.10  No Benefit to Others.  The representations, warranties, covenants and
           --------------------
agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, the other Indemnitees, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     8.11  Headings, Gender and "Person".  All section headings contained in
           -----------------------------
this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     8.12  Schedules and Exhibits.  All schedules and exhibits referred to
           ----------------------
herein are intended to be and hereby are specifically made a part of this Agreement.

     8.13  Severability.  Any provision of this Agreement which is invalid or
           ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability, and any such invalidity or unenforceability shall not invalidate or render unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.14  Counterparts; Facsimile Signatures.  This Agreement may be executed
           ----------------------------------
in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. The parties hereto agree that facsimile transmission of original signatures shall constitute and be accepted as original signatures.

     8.15  Managing Member Guarantee.  The Managing Members hereby jointly and
           -------------------------
severally unconditionally guarantee to Purchaser and its Affiliates the full and timely performance of all of the obligations and agreements of Seller in accordance with the terms hereof. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Any of Purchaser or its Affiliates may, at its option, proceed against any one or more of the Managing Members for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against any other party or against any of its properties. The Managing Members further agree that their guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and the Managing Members hereby waive all special suretyship defenses and notice requirements.

     8.16  Parent Guarantee.  Parent hereby jointly and severally
           ----------------
unconditionally guarantees to Seller and the Managing Members the full and timely performance of all of the obligations and agreements of Purchaser in accordance with the terms hereof. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. Any of Seller or the Managing

Members may, at its option, proceed against Parent for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against Purchaser or against any of its properties. Parent further agrees that its guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and Parent hereby waives all special suretyship defenses and notice requirements.

     8.17  No Strict Construction.  The language used in this Agreement shall be
           ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent and agreement, and no rule of strict construction shall be applied against any party.

     8.18  Jurisdiction and Service of Process.  SELLER, THE MANAGING MEMBERS,
           -----------------------------------
PARENT AND PURCHASER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK, NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS. EACH OF SELLER, THE MANAGING MEMBERS, PARENT AND PURCHASER ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

     8.19  Trial.  EACH OF SELLER, THE MANAGING MEMBERS, PARENT AND PURCHASER
           -----
HEREBY WAIVES SUCH PARTY'S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF SELLER, THE MANAGING MEMBERS, PARENT AND PURCHASER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY TO THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF SELLER, THE MANAGING MEMBERS, PARENT AND PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE

TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SELLER, THE MANAGING MEMBERS, PARENT AND PURCHASER FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY'S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     8.20  Knowledge.  As used in this Agreement, "knowledge" of Seller, to
           ---------
Seller's knowledge, or words of similar import shall mean the actual knowledge as of the applicable date, after reasonable inquiry, of those persons listed in
Schedule 8.20(a). As used in this Agreement, "knowledge" of Purchaser or Parent, to Purchaser's or Parent's knowledge, or words of similar import shall mean the actual knowledge as of the applicable date, after reasonable inquiry, of those persons listed in Schedule 8.20(b).

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       CHART HOUSE ACQUISITION, INC.

                                       By: /s/ Thomas J. Walters
                                           -------------------------------------
                                       Name:   Thomas J. Walters
                                       Title:  President and CEO

                                       DIAMOND JIM'S STEAK HOUSE, L.L.C.

                                       By: /s/ Howard Levine
                                           -------------------------------------
                                       Name:   Howard Levine
                                       Title:  Managing Member

                                       By: /s/ Marc Packer
                                           -------------------------------------
                                       Name:   Marc Packer
                                       Title:  Managing Member

                                       By: /s/ Richard Wolf
                                           -------------------------------------
                                       Name:   Richard Wolf
                                       Title:  Managing Member

                                       MANAGING MEMBERS:

                                       /s/ Howard Levine
                                       -----------------------------------------
                                       Howard Levine

                                       /s/ Richard Wolf
                                       -----------------------------------------
                                       Richard Wolf

                                       /s/ Marc Packer
                                       -----------------------------------------
                                       Marc Packer


                                       CHART HOUSE ENTERPRISES, INC.

                                       By: /s/ Thomas J. Walters
                                           -------------------------------------
                                       Name:   Thomas J. Walters
                                       Title:  President and CEO